UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

DIGIMARC CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8500 SW Creekside Place, Beaverton Oregon 97008
(Address of principal executive offices) (Zip Code)

(503) 469-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DMRC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

On August 14, 2025, Digimarc Corporation issued a press release announcing its financial results for the quarter ended June 30, 2025. The full text of the press release is attached hereto as Exhibit 99.1.

Attached hereto as Exhibit 99.2 is the script from the Company’s conference call on August 14, 2025 announcing its financial results for the quarter ended June 30, 2025, as posted on the Company’s website at https://www.digimarc.com/investors/quarterly-earnings. The Company is also posting on its website an investor presentation, which is attached hereto as Exhibit 99.3.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 11, 2025, the Company and Tom Benton, Executive Vice President and Chief Revenue Officer of the Company, agreed that Mr. Benton would depart the Company effective September 1, 2025. In connection with his departure, Mr. Benton will enter into a separation agreement with the Company (the "Separation Agreement"), pursuant to which Mr. Benton will receive certain customary severance payments equal to two months of his existing base salary, subject to the effectiveness and the terms and conditions of the Separation Agreement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

ExhibitNo.	Description

99.1	Press Release issued by Digimarc Corporation, dated August 14, 2025 (furnished pursuant to Item 2.02 hereof).
99.2	Script of Digimarc Corporation conference call, dated August 14, 2025 (furnished pursuant to Item 2.02 hereof).
99.3	Investor presentation issued by Digimarc Corporation, dated August 14, 2025 (furnished pursuant to Item 2.02 hereof).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2025

By:	/s/ Charles Beck
Charles Beck
Chief Financial Officer and Treasurer